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                  NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
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                                                           CUSIP NO. 197351 20 8
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NUMBER                        Columbia                                SHARES
 2004                         Capital Corp.
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                     AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                  PAR VALUE: $.001



THIS CERTIFIES THAT



IS THE RECORD HOLDER OF




                 --Shares of COLUMBIA CAPITAL CORP. Common Stock-- transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


     Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:




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                    SECRETARY                                         PRESIDENT
                                     [SEAL]

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INTERWEST TRANSFER CO. INC.             COUNTERSIGNED & REGISTERED
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